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                                                                    EXHIBIT 4.10

                              LETTER OF TRANSMITTAL

                           FNB FINANCIAL SERVICES, LP

OFFER FOR ALL OUTSTANDING F.N.B. CORPORATION SUBORDINATED NOTES IN EXCHANGE FOR CORRESPONDING NEW SUBORDINATED NOTES OF FNB FINANCIAL SERVICES, LP WHICH HAVE BEEN GUARANTEED BY F.N.B. CORPORATION AND REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, PURSUANT TO A PROSPECTUS DATED _________________, 2005.

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     THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., EASTERN STANDARD TIME, ON
    DECEMBER 31, 2005, UNLESS EXTENDED OR TERMINATED (THE "EXPIRATION DATE").
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                  The Exchange Agent for the Exchange Offer is:

                             REGENCY FINANCE COMPANY
                        AND ITS WHOLLY-OWNED SUBSIDIARY,
                       CITIZENS FINANCIAL SERVICES, INC.,

                       BY MAIL, HAND OR OVERNIGHT COURIER
      TO THE ADMINISTRATIVE OFFICES OF REGENCY FINANCE COMPANY LOCATED AT:
                             3320 EAST STATE STREET
                          HERMITAGE, PENNSYLVANIA 16148
                                 (724) 983-3453
              OR TO ONE OF THE OTHER OFFICES OF THE EXCHANGE AGENT

DELIVERY OF THIS LETTER OF TRANSMITTAL (THE "LETTER OF TRANSMITTAL") TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TO ONE OF THE OTHER OFFICES OF THE EXCHANGE AGENT WILL NOT CONSTITUTE A VALID TENDER OF OUTSTANDING NOTES.

A separate copy of this Letter of Transmittal is to be used by each holder (a "Holder") of F.N.B. Corporation ("FNB") Subordinated Term Notes and/or Daily Notes (collectively, the "Outstanding Notes," and by class, the "Outstanding Term Notes" and the "Outstanding Daily Notes"), if Term Notes and/or Daily Note Registers representing Outstanding Daily Notes are to be physically delivered to Regency Finance Company and its wholly owned subsidiary, Citizens Financial Services, Inc. (together, the "Exchange Agent") by such Holder, to be exchanged for corresponding New Term Notes and/or Daily Note Registers representing New Daily Notes of FNB Financial Services, LP pursuant to the procedures set forth in the Prospectus, dated _____________, 2005 (as the same may be amended or supplemented from time to time, the "Prospectus") under the caption "The Exchange Offer--Procedures for Tendering Outstanding Notes." Regency Finance Company also does business as F.N.B. Consumer Discount Company and Finance & Mortgage Acceptance Corporation.

IN ORDER TO PROPERLY COMPLETE THIS LETTER OF TRANSMITTAL, A HOLDER MUST SIGN THIS LETTER OF TRANSMITTAL BY COMPLETING THE BOX BELOW ENTITLED "PLEASE SIGN HERE." If not provided, list below the name and address of the Holder and the account numbers of the Outstanding Notes to which this Letter of Transmittal relates. If the space provided is inadequate, list any additional account numbers on a separate schedule signed by the Holder, and affix the schedule to this Letter of Transmittal.

                        DESCRIPTION OF OUTSTANDING NOTES

NAME AND ADDRESS OF HOLDER
(PLEASE FILL IN, IF BLANK)                            ACCOUNT NUMBERS
--------------------------                            ---------------

                                PLEASE SIGN HERE

      This Letter of Transmittal must be signed by the Holder of Outstanding Notes exactly as his, her or its name appears on the Outstanding Notes being tendered herewith. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below under "Capacity" and submit evidence satisfactory to the Company of such person's authority so to act. See Instruction 2 below.

X       ________________________________________________________________________
                  SIGNATURE OF REGISTERED HOLDER OR AUTHORIZED SIGNATORY

Date:   _______________, 2005

Name:   ________________________________________________________________________

                                    (PLEASE PRINT)
Capacity (if applicable): ______________________________________________________

Address: _______________________________________________________________________
                                       (INCLUDING ZIP CODE)
Area Code and Telephone No.: ___________________________________________________

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      THE EXCHANGE OFFER IS NOT BEING MADE TO (NOR WILL TENDERS OF OUTSTANDING
NOTES BE ACCEPTED FROM OR ON BEHALF OF) HOLDERS IN ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE OF THE EXCHANGE OFFER WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION. THE SIGNATORY UNDERSTANDS AND AGREES THAT THE COMPANY RESERVES THE RIGHT NOT TO ACCEPT TENDERED OUTSTANDING NOTES FROM ANY TENDERING HOLDER IF THE COMPANY DETERMINES, IN ITS REASONABLE DISCRETION, THAT SUCH ACCEPTANCE COULD RESULT IN A VIOLATION OF APPLICABLE SECURITIES LAWS.

      The Exchange Agent can assist you in completing this form. The instructions included with this Letter of Transmittal must be followed. Questions and requests for assistance or for additional copies of this Letter of Transmittal may be directed to the Exchange Agent, whose address and telephone number appear on the front cover of this Letter of Transmittal. See Instruction 1 below. All capitalized terms used herein and not defined herein shall have the meaning ascribed to them in the Prospectus.

               PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

      By execution hereof, the signatory acknowledges receipt of the Prospectus, dated _________________, 2005 (as the same may be amended or supplemented from time to time, the "Prospectus" and, together with this Letter of Transmittal, the "Exchange Offer"), of FNB Financial Services, LP (the "Company"), and this Letter of Transmittal and instructions hereto, which together constitute the Company's offer to exchange the Outstanding Notes of FNB described above for the corresponding New Subordinated Term and Daily Notes of the Company (the "New Notes"), which have been fully and unconditionally guaranteed by FNB and registered under the Securities Act of 1933, as amended (the "Securities Act"), upon the terms and subject to the conditions set forth in the Exchange Offer.

      Upon the terms and subject to the conditions of the Exchange Offer, the signatory hereby tenders to the Company the Outstanding Notes indicated above. Subject to, and effective upon, the acceptance for exchange of the Outstanding Notes tendered herewith, the signatory hereby exchanges, assigns and transfers to, or upon the order of, the Company, all right, title and interest in and to such Outstanding Notes. The signatory hereby irrevocably constitutes and appoints the Exchange Agent as the true and lawful agent and attorney-in-fact of the signatory (with full knowledge that the Exchange Agent also acts as the agent of the Company and FNB) with respect to such Outstanding Notes, with full power of substitution (such power-of-attorney being deemed to be an irrevocable power coupled with an interest) to (i) present such Outstanding Notes and all evidences of authenticity for transfer of ownership on the books of the Company, FNB and the trustee under the Indentures (the "Trustee"), and (ii) receive all benefits and otherwise exercise all rights of beneficial ownership of such Outstanding Notes, all in accordance with the terms of and conditions of the Exchange Offer as described in the Prospectus.

      The signatory represents and warrants that he, she or it has full power and authority to tender, exchange, assign and transfer the Outstanding Notes tendered hereby and to acquire New Notes issuable upon the exchange of such Outstanding Notes, and that, when the same are accepted for exchange, the Company will acquire good and unencumbered title to such Outstanding Notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right. The signatory also warrants that he, she or it will, upon request, execute and deliver any additional documents deemed by the Exchange Agent, the Company or FNB to be necessary or desirable to complete the exchange, assignment and transfer of the Outstanding Notes tendered hereby.

      The Exchange Offer is subject to certain conditions as set forth in the Prospectus under the caption "The Exchange Offer--Conditions to the Exchange Offer." The signatory recognizes that as a result of these conditions (which may be waived by the Company, in whole or in part at any time or from time to time in the sole discretion of the Company), as more particularly set forth in the Prospectus, the Company may not be required to exchange any of the Outstanding Notes tendered hereby and, in such event, the Outstanding Notes not exchanged will be promptly returned to the signatory at the address shown above.

      The signatory understands that tenders of the Outstanding Notes pursuant to any one of the procedures described under "The Exchange Offer--Procedures for Tendering Outstanding Notes" in the Prospectus and in the instructions hereto will constitute a binding agreement between the signatory and the Company in accordance with the terms and subject to the conditions of the Exchange Offer. The Company shall immediately accept and promptly exchange tendered Outstanding Notes for corresponding New Notes upon a determination that a tender has been validly made and there are no conditions to the Exchange Offer which have not been satisfied or waived. The signatory hereby requests that Exchange Notes be issued in the same name(s) as the Outstanding Notes tendered hereby. All authority herein conferred or agreed to be conferred by this Letter of Transmittal and every obligation of the signatory hereunder shall be binding upon the heirs, legal representatives, successors and assigns, executors, administrators and trustees in bankruptcy of the signatory and shall survive the death or incapacity of the signatory.

      The signatory understands that the delivery and surrender of the Outstanding Notes is not effective, and the risk of loss of the Outstanding Notes does not pass to the Exchange Agent, until receipt by the Exchange Agent of this Letter of Transmittal, or a manually signed facsimile hereof, properly completed and duly executed, together with all accompanying evidences of authority and any other required documents in form satisfactory to the Exchange Agent and the Company. All questions as to form of all documents and the validity (including time of receipt) and acceptance of tenders of Outstanding Notes will be determined by the Company in its sole discretion, which determination shall be final and binding.

                                  INSTRUCTIONS

1. DELIVERY OF THIS LETTER OF TRANSMITTAL, OUTSTANDING TERM NOTES AND/OR DAILY NOTE REGISTERS REPRESENTING OUTSTANDING DAILY NOTES.

      To tender Outstanding Notes in the Exchange Offer, physical delivery of Term Notes and Daily Note Registers representing Outstanding Daily Notes, as well as a properly completed and duly executed copy or manually signed facsimile of this Letter of Transmittal, and any other documents required by this Letter of

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Transmittal, must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date. Tenders of Outstanding Notes in the Exchange Offer may be made prior to the Expiration Date in compliance with this Letter of Transmittal. THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL, TERM NOTES AND DAILY NOTE REGISTERS REPRESENTING OUTSTANDING DAILY NOTES AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT, IS AT THE ELECTION AND RISK OF THE HOLDER TENDERING OUTSTANDING NOTES. IF SUCH DELIVERY IS MADE BY MAIL, IT IS SUGGESTED THAT THE HOLDER USE PROPERLY INSURED, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED AND THAT SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. NO ALTERNATIVE, CONDITIONAL OR CONTINGENT TENDERS OF OUTSTANDING NOTES WILL BE ACCEPTED. A TENDER WILL BE DEEMED TO HAVE BEEN RECEIVED AS OF THE DATE WHEN THE TENDERING HOLDER'S PROPERLY COMPLETED AND DULY SIGNED LETTER OF TRANSMITTAL ACCOMPANIED BY THE OUTSTANDING NOTES IS RECEIVED BY THE EXCHANGE AGENT. THIS LETTER OF TRANSMITTAL, OUTSTANDING TERM NOTES AND DAILY NOTE REGISTERS REPRESENTING OUTSTANDING DAILY NOTES AND ANY OTHER REQUIRED DOCUMENTS SHOULD BE SENT ONLY TO THE EXCHANGE AGENT, NOT TO THE COMPANY OR THE TRUSTEE.

2.    SIGNATURES ON THIS LETTER OF TRANSMITTAL.

      The signature of the Holder on this Letter of Transmittal must correspond with the name as written on the face of the Outstanding Term Notes and/or Daily Note Register(s) representing Outstanding Daily Notes tendered hereby, without alteration. If any of the Outstanding Notes tendered hereby are registered in the name of two or more Holders, any such Holder may sign this Letter of Transmittal. If any Outstanding Notes to be tendered for exchange are registered in a different name from the Holder signing this Letter of Transmittal, it will be necessary to complete, sign and submit as many separate copies of this Letter of Transmittal and any necessary accompanying documents as there are different names in which such Outstanding Notes are held. If this Letter of Transmittal or any Outstanding Term Notes and/or Daily Note Registers representing Outstanding Daily Notes are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Company of their authority so to act must be submitted with this Letter of Transmittal.

3.    TRANSFER TAXES.

      Although the Company believes no transfer taxes will apply to the exchange of Outstanding Notes pursuant to the Exchange Offer or otherwise, it reserves the right to require the tendering Holder to pay any transfer tax which may apply for any reason other than the exchange of Outstanding Notes pursuant to the Exchange Offer.

4.    IRREGULARITIES.

      All questions as to the form of all documents and the validity (including time of receipt) and acceptance of all tenders of Outstanding Notes will be determined by the Company, in its sole discretion, which determination shall be final and binding. The Company reserves the absolute right to reject any and all tenders of Outstanding Notes that are not in proper form or the acceptance of which, in the Company's opinion, may be unlawful. The Company also reserves the right to waive any of the conditions of the Exchange Offer or any defect or irregularities in tenders of any particular Holder whether or not similar defects or irregularities are waived in the case of other Holders. The Company's interpretations of the terms and conditions of the Exchange Offer (including the instructions in this Letter of Transmittal) will be final and binding. Any defect or irregularity in connection with tenders of Outstanding Notes must be cured within such time as the Company determines, unless waived by the Company. Tenders of Outstanding Notes shall not be deemed to have been made until all defects or irregularities have been waived by the Company or cured. A defective tender (which defect is not waived by the Company or cured) will not constitute a valid tender of Outstanding Notes and will not entitle the Holder to New Notes. None of FNB, the Company, the Trustee, the Exchange Agent or any other person will be under any duty to give notice of any defect or irregularity in any tender of any Outstanding Notes, or incur any liability to Holders for failure to give any such notice.

5.    WAIVER OF CONDITIONS.

      The Company reserves the right, in its sole discretion, to amend or waive, in whole or in part and at any time or from time to time, any of the conditions to the Exchange Offer.

6.    MUTILATED, LOST, STOLEN OR DESTROYED TERM NOTES OR DAILY NOTE REGISTERS.

      Any Holder whose Outstanding Term Notes or Daily Note Registers representing Outstanding Daily Notes have been mutilated, lost, stolen or destroyed should write to or telephone the Exchange Agent at the address or telephone number set forth on the front cover of this Letter of Transmittal.

7.    REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES.

      Questions relating to the procedure for tendering Outstanding Notes and requests for assistance or additional copies of the Prospectus, this Letter of Transmittal or other documents may be directed to the Exchange Agent, whose address and telephone number appear above.

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